                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                  CINTEC I LLC

     This LIMITED LIABILITY COMPANY  AGREEMENT (this  "Agreement"),  dated as of
December 1, 2000,  of CinTec I LLC, a Delaware  limited  liability  company (the
"Company"),  by CinTec LLC, a Delaware limited  liability  company,  as the sole member of the Company (the "Member");

                                    RECITALS
                                    --------

     WHEREAS,  the Company was formed on November 16, 2000 by the Sole Organizer under the Delaware Limited  Liability Company Act (as amended from time to time, the "Act");

     WHEREAS,  the Member holds 100% of the membership  interest in the Company;
and

     WHEREAS,  the Member desires to set forth its understandings  regarding its rights, obligations and interests with respect to the affairs of the Company and the conduct of its business;

     NOW,  THEREFORE,  in  consideration  of the agreements and  obligations set forth  herein and for other good and  valuable  consideration,  the  receipt and sufficiency  of which are  hereby  acknowledged,  the  Member  hereby  agrees as follows:

                             ARTICLE I - Definitions

     Section 1.1 Definitions.  Capitalized  terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.

                                          ARTICLE II - General Provisions

     Section 2.1  Company  Name.  The name of the  Company is CinTec I LLC.  The business of the Company may be conducted  upon  compliance  with all  applicable laws under any other name designated by the Manager.

     Section 2.2 Registered Office; Registered Agent.

          (a) The Company  shall  maintain a  registered  office in the State of
     Delaware at, and the name and address of the Company's  registered agent in the State of Delaware is,  Corporation  Trust Company,  1209 Orange Street,
     Wilmington, New Castle County, Delaware.

          (b) The  business  address of the Company is 139 East  Fourth  Street,
     P.O. Box 960, Cincinnati,  OH 45201-0906, or such other place as the Member shall designate.

     Section 2.3 Nature of Business Permitted;  Powers. The Company may carry on any lawful  business,  purpose or activity.  The Company  shall  possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement,  together with any powers incidental  thereto, so far as such powers and privileges  are necessary or convenient to the conduct,  promotion or attainment of the business purposes or activities of the Company.

     Section  2.4  Business  Transactions  of a  Member  with  the  Company.  In accordance  with Section 18-107 of the Act, a member may transact  business with the  Company  and,  subject to  applicable  law,  shall have the same rights and obligations with respect to any such matter as a person who is not a member.

     Section 2.5 Fiscal Year. The fiscal year of the Company (the "Fiscal Year")
for financial statement purposes shall end on December 31 of each year.

                              ARTICLE III - Members

     Section 3.1  Admission of Members.  New members shall be admitted only with the approval of the Member.

     Section 3.2 Classes.

          (a) The  membership  interests of the Company  shall consist of common membership interests ("Common Interests").

          (b) All Common  Interests  shall be identical with each other in every respect,  except  that,  should  additional  members  be  admitted,  Common
     Interests of each member shall reflect its capital account  relative to the other members.

     Section 3.3 Liability of Member(s).

          (a) All debts,  obligations  and  liabilities of the Company,  whether arising  in  contract,  tort or  otherwise,  shall  be  solely  the  debts, obligations  and  liabilities  of the  Company,  and  no  member  shall  be obligated  personally  for any such debt,  obligation  or  liability of the
     Company solely by reason of being a member.

          (b) Except as otherwise  expressly required by law, a member shall not have any liability in excess of (i) the amount of its capital  contribution to the Company,  (ii) its share of any assets and undistributed  profits of the Company, (iii) its obligation to make other payments, if any, expressly provided for in this Agreement or any amendment  hereto and (iv) the amount of any distributions wrongfully distributed to it.

     Section 3.4 Access to and Confidentiality of Information; Records.

          (a) Any member  shall have the right to obtain from the  Company  from time to time upon reasonable demand for any purpose  reasonably  related to the member's  interest as a member of the Company,  the documents and other information described in Section 18-305(a) of the Act.

          (b) Any demand by a member  pursuant  to this  Section 3.4 shall be in writing and shall state the purpose of such demand.

     Section 3.5 Meetings of Member(s).

          (a) Meetings of the member(s) may be called at any time by any member.

          (b) Except as  otherwise  provided by law, if  additional  members are admitted,  a majority of the members,  determined  in  proportion  to their respective interests in the Company,  entitled to vote at the meeting shall constitute a quorum at all meetings of the members.

          (c) Any  action  required  to or which  may be taken at a  meeting  of member(s) may be taken without a meeting,  without prior notice and without a vote,  if a consent or consents in writing,  setting  forth the action so taken, shall be signed by all member(s).

          (d) Regular meetings of the member(s) shall be held at least annually.
     Member(s) may participate in a meeting by means of conference  telephone or
     similar   communications   equipment   by  means  of  which   all   persons
     participating  in the meeting can hear each other,  and  participation in a meeting by such means shall constitute presence in person at such meeting.

     Section 3.6 Vote. Except as specifically set forth herein, the business and affairs  of the  Company  shall be  managed  by or under  the  direction  of the member(s) by majority vote.

     Section 3.7 Notice.  Meetings of the  member(s)  may be held at such places and at such times as the member(s) may from time to time  determine.  Any member may at any time call a meeting  of the  member(s).  Written  notice of the time, place,  and purpose of such meeting  shall be served by  registered or certified prepaid,  first class mail, via overnight  courier using a nationally  reputable courier,  or by fax or cable,  upon each  member and shall be given at least two
(2) business days prior to the time of the meeting.  No notice of a meeting need be given to any member if a written waiver of notice,  executed  before or after the meeting by such member thereunto duly authorized,  is filed with the records of the  meeting,  or to any member who attends the  meeting  without  protesting prior thereto or at its  commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

     Section 3.8  Withdrawals  and Removals of Member(s).  No member may resign, withdraw or be removed as a member of the Company without the written consent of all of the members.

                             ARTICLE IV- Management

     Section 4.1 (a)  General.  Except as  specifically  set forth  herein,  the business and affairs of the Company  shall be managed by and under the direction of a manager  (the  "Manager")  selected  by the  Member  who shall  have  full, exclusive and complete discretion to manage and control the business and affairs of the  Company  as would (if the  Company  were a  corporation)  be  subject to control by a board of directors,  to make all  decisions  affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish  the purposes of the Company as set forth herein.  The
Manager shall serve without compensation from the Company, and the Manager shall bear the cost of its  participation  in  meetings  and other  activities  of the
Company.

          (b) Conduct of Business.  Subject to the provisions of this Agreement, the  day-to-day  operations  of the Company shall be managed by the Manager and the Manager  shall have full power and  authority  to make all business decisions,  enter  into all  commitments  and take such  other  actions  in connection  with the  business  and  operations  of the Company as it deems appropriate.

          (c)  Officers.  The Manager from time to time may appoint any officers or agents as it may deem  advisable,  each of whom shall  have such  title, hold office for such period, have such authority and perform such duties as the Manager may determine in its sole discretion.  The Manager from time to time may  delegate  to one or more  officers or agents the power to appoint any such  subordinate  officers or agents and  prescribe  their  respective rights, terms of office, authorities and duties.

          (d) Officers as Agents;  Authority.  The officers, if appointed by the
     Manager,  to the extent of their  powers  delegated to them by the Manager, are agents and  managers of the  Company  for the purpose of the  Company's business,  and the actions of the officers  taken in  accordance  with such powers shall bind the Company.

     Section 4.2 Reliance by Third Parties. Persons dealing with the Company are entitled to rely  conclusively  upon the power and  authority of the Manager and the Member herein set forth.

     Section 4.3 Expenses.  Except as otherwise provided in this Agreement,  the
Company shall be responsible  for and shall pay all expenses out of funds of the
Company  determined by the Manager to be available  for such  purpose,  provided that such  expenses  are those of the Company or are  otherwise  incurred by the
Member or the Manager in  connection  with this  Agreement,  including,  without limitation:

          (a) all  expenses  related  to the  business  of the  Company  and all routine administrative  expenses of the Company,  including the maintenance of books and records of the Company,  the  preparation  and dispatch to any members of checks,  financial  reports,  tax returns  and notices  required pursuant  to this  Agreement  or in  connection  with  the  holding  of any meetings of the members;

          (b) all  expenses  incurred  in  connection  with  any  litigation  or arbitration  involving the Company (including the cost of any investigation and  preparation)  and the amount of any  judgment  or  settlement  paid in connection therewith;

          (c) all expenses for indemnity or contribution  payable by the Company to any person;

          (d) all expenses incurred in connection with the collection of amounts due to the Company from any person;

          (e) all  expenses  incurred  in  connection  with the  preparation  of amendments to this Agreement; and

          (f) expenses incurred in connection with the liquidation,  dissolution and winding up of the Company.

                               ARTICLE V - Finance

     Section  5.1 Form of  Contribution.  The  contribution  of a member  to the
Company  must be in cash or  property,  provided  that if there is more than one member, all members must consent in writing to contributions of property. To the extent  there is more  than one  member,  additional  contributions  in the same proportion  shall  be made by each  member,  except  as may be  approved  by all members.  A  capital  account  shall be  maintained  for each  member,  to which contributions and profits shall be credited and against which  distributions and losses shall be charged. At any time that there is more than one member, capital accounts shall be maintained in accordance  with the tax  accounting  principles prescribed by the Treasury  Regulations  promulgated under Code Section 704 (the
"Allocation  Regulations"),  so  that  the  tax  allocations  provided  in  this
Agreement  shall, to the extent  possible,  have  "substantial  economic effect"
within the meaning of the Allocation Regulations, or, if such allocations cannot have  substantial  economic  effect,  so  that  they  may  be  deemed  to be "in accordance with the members' interests in the Company" within the meaning of the
Allocation Regulations.

     Section 5.2 Allocation of Profits and Losses. The profits and losses of the
Company shall be allocated  entirely to the Member or, if additional members are admitted, the members in proportion to their respective capital accounts.

     Section 5.3 Allocation of  Distributions.  The distributions of the Company shall be  allocated  entirely  to the  Member  or,  if  additional  members  are admitted, the members in proportion to their respective capital accounts.

                            ARTICLE VI - Distribution

     Section 6.1 Distribution in Kind. Notwithstanding the provisions of Section
18-605 of the Act, a member may  receive  distributions  from the Company in any form other than cash, and may be compelled to accept a distribution of any asset in kind from the Company.

           ARTICLE VII - Assignment of Membership and Common Interests

     Section 7.1 Assignment of Membership and Common  Interests.  Membership and
Common Interests in the Company shall not be assignable or transferable.

     Section 7.2 Certificates. Common Interests in the Company may, but need not be, evidenced by a certificate of limited  liability  company interest issued by the Company.

                           ARTICLE VIII - Dissolution

     Section 8.1 Duration and Dissolution.  The duration of the Company shall be perpetual.

     Section 8.2 Winding Up.  Subject to the  provisions  of the Act, the Member or, if additional  members are admitted,  the members (acting by written consent of all  members)  shall  have the  right  to wind up the  Company's  affairs  in accordance  with  Section  18-803  of the Act  (and  shall  promptly  do so upon dissolution  of the Company in accordance  with Section 8.1) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

     Section 8.3 Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed in the manner provided in Section 18-804 of the Act.

                   ARTICLE IX - Tax Characterization; Reports

     Section 9.1 Tax  Treatment.  The Company  shall  timely make all  necessary elections  and filings for federal,  state,  and local tax purposes such that it will not be treated as a separate entity, but, instead, will be disregarded, for federal, state, and local tax purposes.

     Section  9.2 Form  K-1.  After  the end of each  Fiscal  Year for which the
Company shall have more than one member,  the Manager shall cause to be prepared and transmitted, as promptly as possible, and in any event within 90 days of the close of such  Fiscal  Year,  a  federal  income  tax Form K-1 and any  required similar state income tax form for each member.

     Section 9.3 Company Tax Returns. The Manager shall cause to be prepared and timely filed all tax returns  required to be filed for the Company.  The Manager may, in its sole discretion,  make or refrain from making any federal,  state or local income or other tax elections  for the Company that it deems  necessary or advisable.

                   ARTICLE X - Exculpation and Indemnification

     Section 10.1  Exculpation.  Notwithstanding  any other  provisions  of this
Agreement,  whether  express  or  implied,  or  obligation  or duty at law or in equity, neither any member, nor any manager, officers, directors,  stockholders, partners,  employees,  representatives or agents of any member, nor any officer, employee,  representative,  Manager  or  agent  of  the  Company  or  any of its affiliates  (individually,  a "Covered  Person" and  collectively,  the "Covered
Persons")  shall be liable to the  Company  or any other  person  for any act or omission (in relation to the Company,  this Agreement,  any related  document or any transaction or investment  contemplated  hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable  belief that such act or omission is in or is not  contrary to the best  interests  of the Company and is within the scope of authority  granted to such Covered  Person by the Agreement,
provided  that  such  act  or  omission  does  not  constitute  fraud,   willful
misconduct, bad faith, or gross negligence.

     Section 10.2  Indemnification.  To the fullest extent permitted by law, the
Company shall  indemnify and hold harmless each Covered  Person from and against any and all losses, claims, demands,  liabilities,  expenses,  judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved,  or threatened to be involved, as a party or otherwise,  by reason of its  management  of the affairs of the Company or which relates to or arises out of the Company or its property,  business or affairs. A
Covered Person shall not be entitled to indemnification  under this Section 10.2 with  respect  to any claim,  issue or matter in which it has  engaged in fraud, willful misconduct, bad faith or gross negligence.

                           ARTICLE XI - Miscellaneous

     Section 11.1 Amendment to this Agreement.  Except as otherwise  provided in this  Agreement,  this  Agreement  may be  amended  by,  and only by, a  written instrument  executed  by the  Member or, if  additional  members  are  admitted, unanimous consent of the members.

     Section  11.2  Successors;  Counterparts.  Subject  to Article  VIII,  this
Agreement  (a) shall be binding as to the  executors,  administrators,  estates, heirs and legal successors, or nominees or representatives, of the Member or, if additional members are admitted,  the members and (b) may be executed in several counterparts  with the same  effect  as if the  parties  executing  the  several counterparts had all executed one counterpart.

     Section 11.3 Governing Law; Severability.  This Agreement shall be governed by and  construed in accordance  with the laws of the State of Delaware  without giving effect to the principles of conflict of laws thereof. In particular, this
Agreement  shall be construed to the maximum extent  possible to comply with all the terms and conditions of the Act. If, nevertheless, it shall be determined by a court  of  competent  jurisdiction  that any  provisions  or  wording  of this
Agreement shall be invalid or  unenforceable  under the Act or other  applicable law, such invalidity or unenforceability shall not validate the entire Agreement and this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the  requirements of applicable law, and, in the event such term or provisions cannot be so limited,  this Agreement shall be construed to omit such invalid or  unenforceable  terms or provisions.  If it shall be determined  by a court of competent  jurisdiction  that any  provisions relating to the  distributions and allocations of the Company or to any expenses payable by the  Company is invalid or  unenforceable,  this  Agreement  shall be construed or  interpreted  so as (a) to make it  enforceable or valid and (b) to make the distributions and allocations as closely  equivalent to those set forth in this Agreement as is permissible under applicable law.

     Section  11.4  Filings.  Following  the  execution  and  delivery  of  this
Agreement,  the Member or the  Manager  shall  promptly  prepare  any  documents required to be filed and  recorded  under the Act, and the Member or the Manager shall  promptly  cause each such document to be filed and recorded in accordance with the Act and, to the extent  required by local law, to be filed and recorded or notice thereof to be published in the appropriate  place in each jurisdiction in which the Company may hereafter establish a place of business.  The Member or the Manager shall also promptly  cause to be filed,  recorded and published such statements of  fictitious  business  name and any other  notices,  certificates, statements or other instruments  required by any provision of any applicable law of the  United  States  or any state or other  jurisdiction  which  governs  the conduct of its business from time to time.

     Section  11.5  Headings.  Section  and  other  headings  contained  in this
Agreement  are for  reference  purposes  only and are not  intended to describe, interpret,  define  or  limit  the  scope or  intent  of this  Agreement  or any provision hereof.

     Section  11.6  Additional  Documents.  Each  member  agrees to perform  all further  acts and execute,  acknowledge  and deliver any  documents  that may be reasonably necessary to carry out the provisions of this Agreement.

     Section 11.7 Notices. All notices, requests and other communications to any member shall be in writing  (including  telecopier or similar writing) and shall be given to such member (and any other person  designated by such member) at its address or telecopier  number set forth in a schedule  filed with the records of the  Company  or such  other  address or  telecopier  number as such  member may hereafter specify for the purpose by notice. Each such notice,  request or other communication shall be effective (a) if given by telecopier, when transmitted to the number  specified  pursuant  to this  Section  and the  appropriate  written
confirmation   is  received,   (b)  if  given  by  mail,  72  hours  after  such
communication  is  deposited  in the mails with  first  class  postage  prepaid, addressed as aforesaid,  or (c) if given by any other means,  when  delivered at the address specified pursuant to this Section.

     Section 11.8 Books and Records;  Accounting.  The Member or, if  additional members are admitted,  the members shall keep or cause to be kept at the address of the Company (or at such other place as the members  shall  determine in their discretion) true and full books and records regarding the status of the business and financial condition of the Company.

                                    * * * * *

     IN WITNESS WHEREOF,  the undersigned has duly executed this Agreement as of the date first above written.

                                       CinTec LLC

                                       By:     __________________________
                                              Name: James E. Rogers
                                              Title:   Manager